As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-268548

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Highway Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	NA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Suite 1801, Level 18, Landmark North 39 Lung Sum Avenue Sheung Shui New Territories, Hong Kong (852) 2344-4248
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roland Kohl

Chief Executive Officer

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong
Telephone: (852) 2344-4248
Facsimile: (852) 2343-4976
Email: roland.kohl@highwayholdings.com

(Name, address, telephone number, facsimile number and email address of agent for service)

With a copy to:
Calvin Z. Cheng, Esq. Zamzama Azizi, Esq. TroyGould PC 1801 Century Park East Suite 1600 Los Angeles, California 90067 Telephone: (310) 553-4441 Facsimile: (310) 201-4746

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the registrant, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not a solicitation of any offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2023

PRELIMINARY PROSPECTUS

Highway Holdings Limited

$15,000,000

Common Shares
Warrants
Units

Highway Holdings Limited may, from time to time, offer and sell up to $15,000,000 in the aggregate of:

●	common shares, par value $0.01 per share;

●	warrants to purchase common shares; and

●	any combination of common shares and warrants as units.

We will provide the specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Our common shares are traded on The NASDAQ Capital Market under the symbol “HIHO.” As of the date of this prospectus, no other securities that we may offer by this prospectus are listed on a national securities exchange or quoted on an automated quotation system. On March 27, 2023, the closing price for our common shares as reported on The NASDAQ Capital Market was $2.10 per share. As of March 27, 2023, the aggregate market value of our outstanding common shares held by non-affiliates, or our “public float,” was approximately $6,317,791.20, which was calculated based on 3,008,472 outstanding common shares held by non-affiliates and on the closing price per common share of $2.10. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. After the date of this prospectus, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement for a discussion of the risks that you should consider before you invest in our securities.

Highway Holdings Limited is a British Virgin Islands holding company. Highway Holdings Limited is not a Chinese operating company and does not conduct business operations directly in China. However, unless otherwise specified, references to “we” or “our” include Highway Holdings Limited and our consolidated subsidiaries. All of our China operations are conducted by our wholly-owned subsidiaries established in the mainland of the People’s Republic of China (which we refer to herein when addressing specific laws, policies and regulations as the “PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (referred to herein as “Hong Kong”). Our operations in the Republic of the Union of Myanmar (“Myanmar”) are conducted through our 84% owned Myanmar subsidiary.

We face various legal and operational risks related to doing business in China. Approximately one-half of our operations are conducted in China and Hong Kong, and we are therefore subject to complex and evolving laws and regulations affecting companies in these jurisdictions. The Chinese government may intervene or influence the operation of our Hong Kong and PRC operating entities and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in our operations and/or the value of our securities.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including regulations on our ability to offer our securities, new measures to extend the scope of cybersecurity reviews, regulations regarding the collection and sharing of consumer data or data affecting the PRC’s national security, and expanding anti-monopoly enforcement. Some of these new regulations, if implemented against us, could hinder our operations in China and could cause the value of our common shares to be significantly decline.

The Company’s auditors have been designated as a PCAOB-Identified Firm by the SEC and, as a result, subject the Company to possible delisting under the Holding Foreign Companies Accountable Act if the PRC fails to continue to grant the PCAOB complete access to inspect and investigate our auditors.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $15,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and the prospectus supplement is delivered or securities are sold on a later date.

You should rely only on the information contained in this prospectus, in the prospectus supplement and in any document incorporated by reference into this prospectus or in the prospectus supplement. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

Unless otherwise specified, references in this prospectus to “Highway Holdings,” the “company,” “we,” “us” and “our” refer to Highway Holdings Limited and its subsidiaries.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. This annual report contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our expansion plans in Myanmar, including the operation of our manufacturing and assembly facilities in our new Myanmar factory;

●	our business development, financial condition and results of operations;

●	our anticipated business activities and the expected impact of these actions on our results of operations and financial condition;

●	expected changes in our revenues and certain cost or expense item;

●	the demand for, and market acceptance of, our products and services;

●	changes in our relationships with its major customers;

●	political, regulatory or economic changes in Hong Kong, Shenzhen, China, or Myanmar that affect us, including inflation, labor laws and worker relations, changing governmental rules and regulations, and structural factors affected manufacturing operators in general;

●	the impact of the ongoing war between Russia and Ukraine on our business and operations, our customers and our supply chain;

●	the impact of the novel coronavirus, COVID-19, on our business and operations and on our customers;

●	the impact of the new German Supply Chain Due Diligence Act and similar global and human environmental rights regulations on our operations in Myanmar; and

●	general economic and business conditions affecting our major customers.

You should read this prospectus and the documents incorporated herein by reference thoroughly and with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus, including the section titled “Risk Factors” on page 2, refer to factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

iii

PROSPECTUS SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

General

Highway Holdings Limited is a fully integrated manufacturer of high-quality metal, plastic, electric and electronic components, subassemblies and finished products for original equipment manufacturers, or OEMs, and contract manufacturers (primarily in Europe and Asia). We conduct all of our operations through five wholly-owned or controlled subsidiaries that carry out our business from our administrative offices in Hong Kong, our principal design and manufacturing factory in Shenzhen, China, and a manufacturing and assembly facility in Yangon, Myanmar.

We currently manufacture and supply a wide variety of high-quality metal, plastic and electric parts, components and products to our OEM clients, which assemblies and components are used by our customers in the manufacturing of their products. As part of our manufacturing operations, we assist customers in the design and development of the tooling used in the metal and plastic manufacturing process and provide a broad array of other manufacturing and engineering services. We believe our success as a supplier to respected multi-national companies is mainly due to: (i) our international management culture; (ii) our comparatively low operating costs; (iii) our ability to consistently manufacture the type of high quality products required by our targeted customers; (iv) our expertise in manufacturing these products in the required quality at a reasonable cost; (v) the breadth of our manufacturing capabilities; and (vi) our engineering design and development capabilities (which we use to assist our customers in designing their products).

About Highway Holdings Limited

Highway Holdings Limited is a holding company that was incorporated on July 20, 1990 as a limited liability International Business Company under the laws of the British Virgin Islands and was automatically registered as a British Virgin Islands business company under the British Virgin Islands Business Companies Act, 2004 (as amended). Our corporate administrative matters are conducted in the British Virgin Islands through our registered agent: Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

Our administrative functions, and most of our engineering, design and marketing functions, for our subsidiaries are conducted through the two offices located in Hong Kong at Suite No. 1801, and Suite Nos. 1823-1823A, at Level 18, Landmark North, 39 Lung Sum Avenue, Sheung Shui, New Territories, Hong Kong. Our telephone number in Hong Kong is (852) 2344-4248.

Implications of Being a Foreign Private Issuer and a China based company.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China and Hong Kong, and we are subject to complex and evolving PRC laws and regulations. For example, our Shenzhen, China, operations are conducted through our Chinese operating subsidiary that is required to, and has obtained, from PRC authorities the permits or approvals it believes are required to engage in its operations in China, including the business licenses from local authorities. While we believe we are currently not required to obtain permissions from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or other entity in China for our operations in China, we cannot assure you that we will not be required to obtain the approval of the CSRC, the CAC or of potentially other regulatory authorities to maintain the listing status of our ordinary shares on the NASDAQ or to conduct offerings of securities in the future. In addition, while we do not have any variable interest entity based in China, we face risks and uncertainties as to whether and how the recent PRC regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would apply to us. The PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies.

On December 18, 2020, the Holding Foreign Companies Accountable Act (“HFCAA”) was enacted. The HFCAA requires the SEC to prohibit the trading of securities of any foreign company identified by the SEC as a “Commission-Identified Issuer” on any U.S. securities exchanges. The SEC has identified Highway Holdings Limited as a foreign company as a Commission-Identified Issuer that could be de-listed from Nasdaq if we retain a foreign accounting firm that cannot be inspected by the Public Company Accounting Oversight Board (United States), or PCAOB, for three consecutive years, beginning in 2022. Our independent registered public accounting firm is located in and organized under the laws of Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, and therefore our auditors to date have not been inspected by the PCAOB.

On August 26, 2022, the Chinese regulatory agency and the PCAOB signed a Statement of Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, thereby taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. As a result, if the PCAOB is permitted to inspect our public accounting firm, our common shares will not be de-listed from trading on Nasdaq or any other U.S. exchange. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, which could once again jeopardize the listing of our common shares on a U.S. stock exchange.

We do not believe that our China-based subsidiary is subject to cybersecurity laws and regulations of the Cyberspace Administration of China (CAC) or the China Securities Regulatory Commission (the “CSRC”). Nevertheless, uncertainties still exist due to the possibility that laws, regulations or policies in the PRC could change in the future. If our operations in China were to become subject to the provisions of the CAC or CSRC, the offer and sale of our common shares to investors outside of China could be significantly limited or completely prohibited, which would cause securities to significantly decline in value or to become worthless.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

The risks and uncertainties described below and in our subsequent reports filed with the SEC are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Uncertainty Under The Holding Foreign Companies Accountable Act That May Result In Future Delisting.

Pursuant to the HFCAA, if the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB has determined that registered public accounting firms headquartered in Hong Kong are subject to the HFCAA’s provisions. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. On July 21, 2022 the SEC notified us that our registered public accounting firm, Centurion ZD CPA & Co., is a PCAOB-Identified Firm. As a result, the SEC would prohibit our securities from being traded on a national securities exchange or through any other method that is within the jurisdiction of the SEC, including through over-the-counter trading, if the PCAOB was unable to inspect our auditors. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China under which the PCAOB will be given complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in Hong Kong or China, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA. See “Risk Factors — The Company Could Be Delisted If It Is Unable To Meet The PCAOB Inspection Requirements In Time” and “The Audit Report Included In Our Annual Report on Form 20-F Filed With The SEC Is Prepared By Auditors Who Are Not Inspected Fully By The Public Company Accounting Oversight Board (the “PCAOB”), And As Such, Investors Are Deprived Of The Benefits Of Such Inspection,” in our 2022 Annual Report.

The Chinese Government Exerts Substantial Influence Over The Manner In Which We Must Conduct Our Business Activities And May Intervene Or Influence Our Operations At Any Time, Which Could Result In A Material Change In Our Operations And The Value Of Our Common Stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Our business may be subject to various government and regulatory interference in the province in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

In Response To Recently Enacted Data Security Law and Personal Information Protection Law in China, The Company May Face Additional Scrutiny From Its Operations In China.

The Cyberspace Administration of China (“CAC”) has published the Administration Measures for Cyber Data Security (Draft for Public Comments) for public comments, which proposes to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess personal data of more than one million users. We do not collect, process or use personal information of entities or individuals other than what is necessary for our business and do not disseminate such information. We do not operate mobile apps and we do not possess information on more than a million entities/individuals. Although we believe we currently are not required to obtain clearance from the CAC under the Administration Measures for Cybersecurity Review (Revision Draft for Comments), we face uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all. While we do not believe that our PRC subsidiary is subject to cybersecurity review or requires prior approval of the CAC or the China Securities Regulatory Commission (the “CSRC”), uncertainties still exist and the current laws, regulations or policies in the PRC could change in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and could cause such securities to significantly decline in value or to become worthless.

Our Ability To Transfer Funds From Our China Subsidiary is Limited by The Laws of the PRC.

We conduct our operations in China through Nissin Metal and Plastic (Shenzhen) Company Limited, a wholly-owned subsidiary that is registered in China. Under our current corporate structure, Highway Holdings Limited may rely on dividend payments from Nissin Metal and Plastic (Shenzhen) to fund any cash and financing requirements we may have. In respect of the transfer of cash from Nissin Metal and Plastic (Shenzhen) Company Limited to Highway Holdings Limited, under applicable PRC laws and regulations our PRC subsidiary is permitted to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Accordingly, our ability to use any excess funds held by Nissin Metal and Plastic (Shenzhen) Company Limited for our other operations will be limited by these PRC laws.

The Company Faces On-Going Risks Related To The COVID-19 Outbreak At Its Shenzhen, China Facility.

The outbreak of the coronavirus (COVID-19) pandemic has, since early 2020, impacted the Company’s operations in China due to various partial or complete lock-downs imposed by the Chinese government under its “zero tolerance” policies that were aimed at preventing the spread of the coronavirus. In December 2022 the Chinese government issued new guidelines easing some of its strict zero-COVID-19 policies. Although the exact impact of the easing of the COVID-19 restrictions is not yet known, it appears that since the more lenient regulations have been implemented there has been a significant increase in number of people in China who have contracted COVID-19, including many of the Company’s employees at our Shenzhen, China facility. The sudden increase in COVID-19 cases has resulted in a large increase absenteeism at our Shenzhen, China, facility, which has in turn negatively impacted production at that facility. The future impact of the spread of COVID-19 on the Company’s operations in Shenzhen is unknown. In addition, the increase in COVID-19 related illnesses in China also is impacting the Company’s China-based vendors and suppliers, which could also impact the operations at the Shenzhen facility. The reduction in operations at the Shenzhen facility as result of the spread of COVID-19 in China may materially adversely affect our operating and financial results in a manner that is not currently known to us. Reduced operations by the third-party suppliers of parts and components due to the COVID-19 pandemic would likewise negatively affect our operations and could result in lost sales, higher prices and manufacturing delays.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer common shares, warrants to purchase common shares, and units consisting of a combination of any of these securities in one or more offerings up to a total offering amount of $15,000,000, provided that we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float. The securities offered under this prospectus may be offered separately or together, and in amounts, at prices and on terms to be determined at the time of sale. Our common shares, warrants and units that we may offer are sometimes collectively referred to in this prospectus as the “securities.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, as of December 31, 2022, our capitalization and indebtedness. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended March 31, 2022, which is incorporated by reference herein. You should read this table in conjunction with other sections of this prospectus (as supplemented or amended) and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

As of December 31, 2022 (in thousands, except share data)
INDEBTEDNESS	$-

EQUITY:
Common Shares, $0.01 par; authorized – 20,000,000 shares; 4,086,825 shares issued and outstanding	41
Series A Preferred Shares, $0.01 par value; authorized 20,000 shares; no shares issued or outstanding (1)	-
Additional paid in capital	11,964
Accumulated deficit	(2,272)
Treasury shares, at cost – no shares	-
Accumulated other comprehensive income (loss)	(329)
Noncontrolling interest	-
Total shareholders’ equity	9,404

Total capitalization	8,582

(1)	On April 28, 2018, our board of directors declared a dividend of one Series A Preferred Share purchase right for each outstanding common share, payable to the shareholders of record at the close of business on May 11, 2018. The rights will also attach to common shares issued after the record date. Each right initially entitles the registered holder to purchase from us one one-thousandth of a Series A Preferred Share at a price of $10.00 per one one-thousandth of a Series A Preferred Share, subject to adjustment. The Series A Preferred Share purchase rights trade with our common shares. Prior to certain events described in the Rights Agreement, none of which has occurred as of the date of this prospectus, the rights are not exercisable or evidenced separately from our common shares. The description and terms of the rights are set forth in a Rights Agreement dated as of May 8, 2018 between us and Computershare Trust Company, N.A., as rights agent, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our common shares (or shares of our subsidiaries) that is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

MARKETS

Our common shares are traded on The NASDAQ Capital Market under the symbol “HIHO.” On March 27, 2023, the last reported sale price of our common shares on The NASDAQ Capital Market was $2.10 per share. As of March 27, 2023, there were 55 holders of record of our common shares. However, we believe that there are a significantly greater number of beneficial holders of our common shares held in “street name.”

If we issue securities pursuant to this prospectus we may seek listing of the additional issued common shares, or common shares underlying the other securities that may be offered under this prospectus, or such other securities, themselves, on The NASDAQ Capital Market. Such determination will be made by our board of directors at the time of offering. There is no assurance that approval for any such listing would be granted.

OFFER AND LISTING

The offering price of the securities covered by this prospectus and the exercise price of our warrants, as the case may be, will be established by our board of directors at the time we make an offering pursuant to this prospectus. We will provide these specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in this prospectus supplement.

Our common shares are traded on The NASDAQ Capital Market under the trading symbol “HIHO.”

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer and sell, together or separately:

●	common shares, par value $0.01 per share;

●	warrants to purchase common shares; and

●	any combination of common shares and warrants as units.

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF COMMON SHARES

As of March 27, 2023, the number of shares the Company is authorized to issue consisted of 20,000,000 common shares, par $0.01 per share, and 20,000 Series A Preferred Shares, par value $0.01 per share. As of March 27, 2023, there were 4,086,825 common shares, outstanding, all of which were fully paid, and no Series A Preferred Shares were outstanding. All of our authorized Series A Preferred Shares are reserved for issuance under a Rights Agreement. The Series A Preferred Share rights are attached to the common shares and trade with our common shares. Our outstanding capital is further described under “Shares” beginning on page 10 of this prospectus. The following is a summary of the material provisions of our common shares. The applicable prospectus supplement will describe, to the extent applicable:

●	the number of common shares we are offering;

●	the purchase price per share;

●	whether the common shares are or may be materially limited or qualified by the rights evidenced by any other class of securities or by the provisions of any contract or other document; and

●	any other material terms of the offering.

Memorandum and Articles of Association

Our Amended and Restated Memorandum and Articles of Association authorize registered shares only, and no bearer shares are being offered hereby. Our Amended and Restated Memorandum and Articles of Association provide that our common shares may be transferred subject to the compliance, to the extent applicable, with the securities laws of the Unites States, the states thereof or any other jurisdiction. Additional restrictions on the free transferability of the common shares, if any, will be described in the applicable prospectus supplement.

Common Shares

Holders of our common shares are entitled to one vote for each whole share on all matters to be voted upon by members, including the election of directors. Holders of our common shares do not have cumulative voting rights in the election of directors. All of our common shares are equal to each other with respect to liquidation and dividend rights. Holders of our common shares are entitled to receive dividends if and when declared by our board of directors out of surplus in accordance with British Virgin Islands law. In the event of our liquidation, all assets available for distribution to the holders of our common shares are distributable among them according to their respective holdings. Holders of our common shares have no preemptive rights to purchase any additional, unissued common shares.

Our authorized and unissued common shares are at the disposal of our board of directors, who may offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as our board of directors may determine, without additional shareholder approval.

Subject to the requirements of our Amended and Restated Memorandum and Articles of Association, we may purchase, redeem or otherwise acquire and hold our own shares provided that our directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the company’s assets will exceed its liabilities and the company will be able to pay its debts as they fall due.

Further information regarding our Amended and Restated Memorandum and Articles of Association and the December 2, 2019 amendment thereto, which collectively govern the rights of the holders of our common shares, is included as exhibits to our Form 20-F filed with the SEC on June 30, 2022, which are incorporated by reference into this prospectus.

Rights Agreement

Our board of directors adopted a Rights Agreement dated May 8, 2018 between us and Computershare Trust Company, N.A., as rights agent. The Rights Agreement will expire on May 8, 2028, unless renewed or extended by our board of directors. A series of preferred shares, designated as Series A Preferred Shares, par value $0.01 per share, was created in accordance with the Rights Agreement. The Rights Agreement is designed to deter coercive takeover tactics, including the accumulation of our common shares in the open market or through private transactions, and to prevent an acquirer from gaining control of us without offering a fair and adequate price and terms to all of our shareholders. As such, the Rights Agreement is intended to enhance our board of directors’ ability to protect shareholder interests and help to assure that shareholders receive fair and equal treatment in the event any proposed takeover of our company is made in the future. The description and terms of the rights are set forth in the Rights Agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The rights are attached to, and trade with, our common shares. The rights are exercisable only upon the occurrence of certain triggering events described in the Rights Agreement.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “HIHO.”

Transfer Agent

The transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may offer and issue warrants to purchase our common shares. The warrants may be issued independently or as a part of units consisting of common shares or warrants to purchase additional common shares. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificate or warrant agreement evidencing the warrants that we are offering will be filed with the SEC and incorporated by reference into this prospectus before the issuance of the related warrants, and you should carefully review such document.

The prospectus supplement will describe the following terms of warrants to purchase our common shares or preferred shares, to the extent applicable:

●	the title of the warrants;

●	the common shares for which the warrants are exercisable;

●	the price at which the warrants will be issued and the exercise price of the warrants;

●	the aggregate number of warrants offered;

●	the number of common shares that may be purchased upon the exercise of each warrant;

●	whether the warrants are being offered separately or as a part of units consisting of common shares or warrants to purchase additional common shares;

●	the terms of any right by us to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	the procedures for exercising the warrants;

●	the terms on which the warrants may be amended;

●	the terms of any adjustments in the warrant exercise price and the number of common shares purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares;

●	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

●	the maximum or minimum number of warrants which may be exercised at any time; and

●	the material United States federal income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common shares will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer and issue units that consist of common shares or warrants to purchase additional common shares. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one common share or a specific principal amount of our debt securities and one warrant to purchase an additional common share or principal amount of our debt securities at a specified price. The holder of a unit will also hold each of the securities that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common shares, debt securities and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

●	the price of each unit;

●	the securities comprising each unit;

●	the exercise price of the warrants comprising part of the units;

●	the aggregate number of units offered;

●	the number of common shares that may be purchased upon the exercise of each warrant comprising part of a unit;

●	the terms of any right by us to redeem any of the securities comprising the units;

●	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

●	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

●	the terms on which the units or warrants forming part of the units may be amended;

●	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

●	the material United States federal income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters or dealers for resale to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors; or

●	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of our securities, including.

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions;

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common shares at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered hereunder, other than any underwriting discounts and being offered commissions and reimbursable expenses payable by us. All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount
SEC Registration Fee		$1,653.00
Legal Fees and Expenses	$	*
FINRA fee	$	*
Accounting Fees and Expenses	$	*
Printing and Filing Expenses	$	*
Transfer Agent and Registrar	$	*
Miscellaneous	$	*
TOTAL	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SHARES

As of March 27, 2023, the number of shares the Company is authorized to issue consists of 20,000,000 common shares, $0.01 par value per share, and 20,000 Series A Preferred Shares, $0.01 par value per share. As of March 27, 2023, there were 4,086,825 common shares outstanding, all of which were fully paid, and no Series A Preferred Shares were outstanding.

On April 28, 2018, our board of directors declared a dividend of one Series A Preferred Share purchase right for each outstanding common share, payable to the shareholders of record at the close of business on May 11, 2018. Each right initially entitles the registered holder to purchase from the Company one one-thousandth of a Series A Preferred Share at a price of $10.00 per one one-thousandth of a Series A Preferred Share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of May 8, 2018 between us and Computershare Trust Company, N.A., as rights agent. The Series A Preferred Share purchase rights trade with our common shares. Prior to certain events described in the Rights Agreement, none of which has occurred as of the date of this prospectus, the rights are not exercisable or evidenced separately from our common shares. All of our authorized Series A Preferred Shares are reserved for issuance under the Rights Agreement.

Other than as disclosed elsewhere in this prospectus or in our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, there have been no events in the last three years, which have changed the amount, the number of classes, or voting rights, of our issued shares.

The number of common shares outstanding could increase by common shares issued upon the exercise of any outstanding options. On June 26, 2010, the Company adopted the 2010 Stock Option and Restricted Stock Plan (the “2010 Option Plan”), that covered 600,000 common shares. The 2010 Option Plan provided for the grant of options to purchase common shares to our employees, officers, directors and consultants. The 2010 Option Plan expired on June 26, 2020. On the date that the 2010 Option Plan expired, award for all 600,000 shares available for grant under the 2010 Stock Option Plan had been granted, and no additional shares were available for grant under the 2010 Option Plan.

Since the 2010 Option Plan expired, on June 20, 2020, the Company adopted the 2020 Stock Option and Restricted Stock Plan (the “2020 Option Plan”). Under the 2020 Option Plan, the Company is authorized to grant options, and to issue restricted shares, for a total of 500,000 shares. The 2020 Option Plan became effective upon the approval of the plan by the shareholders at the Company’s October 8, 2020 annual meeting of shareholders. On September 17, 2022, our board of directors increased the number of shares authorized for issuance under the 2020 Option Plan by 500,000 shares (to a total of 1,000,000 shares). The increase in the number of shares available is subject to, and contingent upon, the approval of the increase by our shareholders. We plan to submit the proposal to increase the number of shares available under the 2020 Option Plan to our shareholders at the next annual meeting of shareholders. To date, no options have been granted under the 2020 Option Plan. However, the Company has issued 15,000 shares of restricted stock under the 2020 Option Plan to three consultants based in Germany.

ADDITIONAL INFORMATION

Information required by Items 10.B through 10.I of Form F-20 is included in our Annual Report on Form 20-F for the year ended March 31, 2022, which is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity and enforceability of the issuance of the securities, pursuant to this prospectus has been passed upon for us by Collas Crill L.P. of 125 Main Street, P.O. Box 144, Tortola, British Virgin Islands.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F for the year ended March 31, 2022, have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov that contains reports, registration statements, and other information regarding issuers such as us that file electronically with the SEC. Also, using our website, http://www.highwayholdings.com, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our Annual Reports on Form 20-F and our reports on Form 6-K, and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning our principal executive office, which is Suite 1801, Level 18, Landmark North 39 Lung Sum Avenue, Sheung Shui New Territories, Hong Kong, telephone: (852) 2344-4248.

We have filed with the SEC a registration statement under the Securities Act of which this prospectus is a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference documents we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the year ended March 31, 2022 filed on June 30, 2022;

●	our Reports on Form 6-K furnished on July 1, 2022, July 29, 2022, August 31, 2022, September 8, 2022, October 19, 2022 and February 15, 2023, respectively; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed on May 11, 2018, and any amendment or report subsequently filed for the purpose of updating such description; and

●	the description of our Series A Preferred Share purchase rights contained in our Registration Statement on Form 8-A filed on May 11, 2018, and any amendment or report subsequently filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Suite 1801, Level 18, Landmark North 39 Lung Sum Avenue, Sheung Shui New Territories, Hong Kong, Attn: Secretary, telephone: (852) 2344-4248.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being an exempted British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. The British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

All of our directors and officers are nationals and residents of Hong Kong and countries other than the United States, and the assets of these persons are located outside the United States. As a result, it may be difficult for investors in our securities to effect service of process upon these persons or to enforce a judgment against our officers and directors. Likewise, the Company is a British Virgin Islands holding corporation with subsidiaries established and operating in Hong Kong, Myanmar and mainland China, and all of the Company’s assets are located outside of the United States. Accordingly, it may be difficult to effect service of process within the United States upon us or to enforce a judgment against our company in the courts of the United States predicated upon civil liabilities under the U.S. federal securities or other laws. Furthermore, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States because we have no assets in the United States.

Although we have assets in or in Hong Kong, the PRC and the Republic of the Union of Myanmar, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in either the U.S., the PRC or Myanmar. Courts in the PRC and Myanmar may refuse to enforce a U.S. judgment or may refuse to hear a claim based on a violation of U.S. securities laws. In addition, even if a PRC or Myanmar court were to agree to hear a claim, it may determine that PRC or Myanmar law, and not U.S. law, is applicable to the claim. Many of the same doubts apply to similar suits that may be brought in the British Virgin Islands, and as to the enforceability of any judgment rendered by a court in the British Virgin Islands. Moreover, we have no assets in the British Virgin Islands that may be used to satisfy a judgment rendered by a court located there.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

COMMON SHARES

WARRANTS

UNITS

HIGHWAY HOLDINGS LIMITED

PROSPECTUS

___________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended and Restated Memorandum and Articles of Association include provisions for the protection of directors and officers. Regulations 14.1 through 14.10 of the Amended and Restated Memorandum and Articles of Association state as follows:

14.1 Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2 The indemnity in Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3 For the purposes of Regulation 14.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Regulation 9.3.

14.4 The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6 Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Regulation 14.1.

14.7 Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8 The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9 If a person referred to in Regulation 14.1 has been successful in defence of any proceedings referred to in Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10 The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

ITEM 9. EXHIBITS.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Document Description
1.1	Amended and Restated Memorandum and Articles of Association, as amended, of Highway Holdings Limited, as amended (incorporated by reference to Exhibit 1.1 to registrant’s Form 6-K filed on May 11, 2018).
1.2	Amendment to Highway Holdings Limited’s Amended and Restated Articles of Association (incorporated by reference to Exhibit 99.2 of registrant’s Form 6-K filed on December 4, 2019).
4.1	Rights Agreement, dated as of May 8, 2018, between Highway Holdings Limited and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 2.1 to registrant’s Form 6-K filed on May 11, 2018).
4.2	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to registrant’s Form F-1 filed on November 8, 1996).
4.3	Form of Warrant Agreement, including form of Warrant.**
4.4	Form of Unit Agreement.**
5.1	Opinion of Collas Crill L.P (incorporated herein by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-268548), filed November 23, 2022).
23.1	Consent of Centurion ZD CPA & Co.*
23.2	Consent of Collas Crill L.P (incorporated herein by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-268548), filed November 23, 2022).
24.1	Power of Attorney (included in Part II of this Registration Statement).
107	Filing Fee Table (incorporated herein by reference to Exhibit 107 to the Registrant’s Registration Statement on Form F-3 (File No. 333-268548), filed November 23, 2022).

*	Filed with this registration statement.
**	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Report on Form 6-K and incorporated herein by reference.

ITEM 10. UNDERTAKINGS.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, on the 30th day of March, 2023.

HIGHWAY HOLDINGS LIMITED

By	/s/ ROLAND KOHL
Roland Kohl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Roland Kohl	Chairman of the Board of Directors and	March 30, 2023
Roland Kohl	Chief Executive Officer (Principal Executive Officer)

/s/ Alan Chan	Chief Financial Officer and Treasurer	March 30, 2023
Alan Chan	(Principal Financial and Accounting Officer)

* /s/ Tiko Aharonov	Director	March 30, 2023
Tiko Aharonov

* /s/ Irene Wong Ping Yim	Director	March 30, 2023
Irene Wong Ping Yim

/s/ Heiko Sonnekalb	Director	March 30, 2023
Heiko Sonnekalb

* /s/ Dirk Hermann, Ph.D.	Director	March 30, 2023
Dirk Hermann, Ph.D.

* /s/ Roland Kohl
Roland Kohl
Attorney-In-Fact